EXHIBIT 10.1

                           SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (the "Agreement") is entered into and effective as of  the 30th day of September, 2014, by and among  HIP CUISINE, INC., a Florida corporation (“HIP”), HIP CUISINE, INC, a Panamanian corporation ( "HCP "), and NATALIA ALEJANDRA LOPERA, the sole shareholder of  HCP (“Shareholder").

1. RECITALS

This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1            The Shareholder is the owner of 100 common shares of HCP, which represents all of the issued and outstanding common shares (the “HCP Shares”).

1.2            HIP desires to issue a total of 5,000,000 shares of its Common Stock (the "HIP Shares") to the Shareholder of HCP in exchange for one hundred percent (100%) of the HCP Shares owned by the Shareholder.

1.3            The Shareholder desires to exchange the HCP Shares for the HIP Shares in accordance with the terms and conditions of this Agreement.

1.4            HIP, the Shareholder and HCP desire that this transaction be consummated.

2. EXCHANGE AND ISSUANCE OF SHARES

2.1            Exchange of HIP Shares: HIP shall exchange and deliver to the Shareholder, a total of 5,000,000 shares of its common stock.

2.2            Exchange of HCP Shares: At the Closing, the Shareholder shall allot and deliver to HIP a total of 100 shares of the common shares of HCP which represents one hundred percent (100%) of the issued and outstanding shares of HCP. Upon the consummation of the share exchange contemplated pursuant to this Agreement, HCP shall be a wholly-owned subsidiary of HCP, and HIP will effectively acquire all business and assets of HCP   as now or hereafter existing.

                  2.3            Nature of HIP Shares: The HIP Shares are being acquired by the Shareholder in connection with the transaction contemplated hereunder (the “Transaction”) are being acquired for her own account for investment purposes only and not with a view to, or with any present intention of, distributing or reselling any of such shares.  HCP and the Shareholder acknowledge and agree that the HIP Shares have not been registered under the Securities Act or under any state securities laws, and that the HIP Shares may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to an available exemption from such registration.

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HCP and the Shareholder also acknowledge and agree that neither the SEC nor any state securities commission nor other Governmental Authority has (a) approved the issuance of the HIP Shares or passed upon or endorsed the merits of the HIP Shares, this Agreement or the Transaction; or (b) confirmed the accuracy of, determined the adequacy of, or reviewed, this Agreement.  HCP  and the Shareholder have such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that they are capable of evaluating the merits and risks of this investment in the HIP Shares , and each of HCP  and the Shareholder has made such investigations in connection herewith as be deemed necessary or desirable so as to make an informed investment decision without relying upon HIP  for legal or tax advice related to this investment.

  2.4            Private Sale Acknowledgment: The parties acknowledge and agree that the exchange and issuance of the HIP Shares is being undertaken as a private sale, and is not being transacted via a broker-dealer and/or in the public market place.

3. REPRESENTATIONS AND WARRANTIES OF HIP.

HIP represents and warrants to the Shareholder and HCP as follows:

3.1            Organization: HIP is a corporation duly incorporated and validly existing under the laws of the State of Florida and is in good standing with respect to all of its regulatory filings.

3.2            Capitalization: The authorized capital of HIP consists of 100,000,000 shares of common stock with a par value of $0.001 per share, and 1,000,000 shares of preferred stock with a par value of $0.001.

3.3     Legal Compliance: To the best of its knowledge, HIP is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which HIP is subject or which apply to it or any of its assets.

3.4            Adverse Financial Events: HIP has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

3.5            Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of HIP threatened against or affecting HIP at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

3.6            Employee Liabilities: HIP has no known liability to former employees or any liability to any governmental authorities with respect to current or former employees.

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3.7            No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the articles or by-laws of HIP or of any agreement to which HIP is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by HIP and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of HIP .

3.8            Validly Issued and Authorized Shares: That the HIP Shares will be validly authorized and issued by HIP in full compliance with all laws of the State of Florida.

4. REPRESENTATIONS OF HCP AND THE SHAREHOLDER

HCP and the Shareholder collectively and individually hereby represent and warrant as follows:

4.1            Share Ownership: The Shareholder is the owner, beneficially and of record, of the HCP Shares and said shares are free and clear of all liens, encumbrances, claims, charges and restrictions.

4.2            Transferability of HCP Shares: That the Shareholder has full power to transfer the HCP Shares to HIP without obtaining the consent or approval of any other person or governmental authority.

4.3            Validly Issued and Authorized Shares: That the HCP Shares are validly authorized and issued, fully paid, and non-assessable, and the HCP Shares have been so issued in full compliance with all laws of Panama.

4.4     Organization: HCP is a corporation duly incorporated and validly existing under the laws of Panama and is in good standing with respect to any and all applicable regulatory filings.

4.5            Capitalization: The authorized capital of HCP consists of 100 common shares, par value $100, of which 100 common shares are issued and outstanding.

4.6            Legal Compliance: HCP is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which HCP is subject or which apply to it or any of its assets.

4.7            Adverse Financial Events: HCP has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its financial condition.

4.8            Disputes, Claims and Investigations: There are no disputes, claims, actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of HCP threatened against or affecting HCP at law or in equity or before or by any federal, municipal or other governmental department, commission, board, bureau or agency.

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4.9            Employee Liabilities: HCP has no liability to former employees or any liability to any government authorities with respect to current or former employees.

4.10            No Conflicts or Agreement Violations: The execution, delivery and performance of this Agreement will not conflict with or be in violation of the Articles of Incorporation of HCP or of any agreement to which HCP is a party and will not give any person or company a right to terminate or cancel any agreement or right enjoyed by HCP and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the assets of HCP.

4.11            No Liens: That HCP has not received a notice of any assignment, lien, encumbrance, claim or charge against the HCP Shares.

5. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER ALONE

The Shareholder alone further represents and warrants to HIP as follows with respect to the HIP Shares:

5.1            Financially Responsible: That they are financially responsible, able to meet their obligations and acknowledge that this investment will be speculative.

6. CLOSING, ESCROW HOLDER AND CONDITIONS TO CLOSING

6.1            Exchange Closing: The closing of the share exchange as contemplated by this Agreement (the "Closing") shall take place at the offices of HIP, at such time and place as may be agreed among by the parties, but in no event later than July 31, 2014.

                  6.2            Conditions and Closing: Prior to the Closing the following will be required:

6.2.1. Delivery of HCP Shares: The Shareholder shall deliver to HIP the certificate or certificates representing the HCP Shares, duly endorsed for transfer accompanied by a duly executed assignment of the HCP Shares to HIP.

6.2.2. Delivery of HIP Shares: HIP shall deliver to the Shareholder certificates representing the HIP Shares registered in the name of the Shareholder.

6.3            Close of Transaction: The subject transaction shall "close" upon the satisfaction of the above conditions.

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6.4            Notices: All notices given pursuant to this Agreement must be in writing and may be given by (1) personal delivery, or (2) registered or certified mail, return receipt requested, or (3) via facsimile transmission to the parties as set forth below.

If to HIP:                                      William D. O’Neal, Esq.
500 N. Francisco St. #121
Clewiston, FL 33440

If to HCP:                                        Natalia Alejandra Lopera
Carrera  49B 26B-50
Unidad Ciudad Central Apartamento 1919 Torre 1, Bello
Antioquia, Colombia

7. COOPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

7.1            Cooperation of Parties: The parties further agree that they will do all things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and perfect the purposes of this Agreement.

7.2            Interpretation of Agreement: The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire Agreement in favor of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

7.3            Modification of Agreement: This Agreement may be amended or modified in any way at any time by an instrument in writing stating the manner in which it is amended or modified and signed by each of the parties hereto. Any such writing amending or modifying this
Agreement shall be attached to and kept with this Agreement.

7.4            Attorney Fees: If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

7.5            Entire Agreement: This Agreement constitutes the entire Agreement and understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and canceled by this Agreement.

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7.6            Counterparts: This Agreement may be signed in one or more counterparts.

7.7            Facsimile Transmission Signatures: A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

7.8            Governing Law: This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the date first -above written.

HIP CUISINE, INC., a Florida corporation

By:    /s/ Natalia Alejandra Lopera
           Natalia Alejandra Lopera

Its: President
HIP CUISINE, INC. a Panama corporation

By:     /s/ Natalia Alejandra Lopera
           Natalia Alejandra Lopera
           Its: President

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